Exhibit 99.1

Prelude Therapeutics Announces Appointment of Katina Dorton, J.D., MBA to its Board of Directors

WILMINGTON, Del., Oct. 17, 2025 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage precision oncology company, today announced the appointment of Katina Dorton to its Board of Directors, effective today. Ms. Dorton has more than 30 years of industry expertise and leadership in healthcare and life sciences including service on several boards of public life science companies, executive financial leadership and investment banking.

“Katina brings to Prelude an abundance of experience as a strategic and financial advisor to our leadership team,” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude. “We welcome her to our board and we look forward to her immediate contributions as we aim to advance our precision oncology drug candidates.”

Ms. Dorton was most recently Chief Financial Officer at NodThera. Prior to NodThera, she most recently built and led the finance organization for Repare Therapeutics, where she prepared the company for an IPO and raised more than $82 million in crossover funding. Ms. Dorton also served in senior finance roles at AVROBIO, Inc. and Immatics N.V. Prior to joining industry, Ms. Dorton spent 15 years as an investment banker with Morgan Stanley and Neeham & Co. Ms. Dorton currently serves on the board of directors at Mallinckrodt Pharmaceuticals plc, Fulcrum Therapeutics, TScan Therapeutics and Sonoma Biotherapeutics. Ms. Dorton received a B.A. from Duke University an M.B.A from George Washington University and a J.D. from University of Virgina School of Law.

“Prelude has an exciting pipeline of novel precision oncology drug candidates, a strong, experienced leadership team and the opportunity to create significant shareholder value,” stated Ms. Dorton. “I am excited for the opportunity to work closely with this team along with my fellow board members to help guide the company towards meeting its strategic goals.”

Ms. Dorton will succeed Mardi C. Dier, who will be resigning from the Prelude board effective October 17, 2025. Ms. Dorton will also succeed Ms. Dier as Audit Committee Chair at that time. Ms. Dier has served on Prelude’s board since August 2020.

“I want to take this moment to thank Mardi for her devoted service and invaluable contributions during her time on Prelude’s board,” continued Vaddi. “She has been an important resource to me professionally and others on our executive leadership team since becoming a public company in 2020. On behalf of the entire company, we wish Mardi continued success in her endeavors.”

Exhibit 99.1

About Prelude Therapeutics

Prelude Therapeutics is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline is comprised of several novel drug candidates including first-in-class, highly selective SMARCA2 and KAT6A degraders, and ongoing research into other precision oncology targets. We are also leveraging our expertise in targeted protein degradation to discover, develop and commercialize next generation degrader antibody conjugates (Precision ADCs) with partners. We are on a mission to extend the promise of precision medicine to every cancer patient in need. Our corporate presentation can be found at Events & Presentations - Prelude Therapeutics. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway into the second quarter of 2026. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Exhibit 99.1

Investor Contact:
Robert A. Doody, Jr.
Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com